Exhibit 99.1

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information marked with [***] has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

Zoomcar India Private Limited

Regd Off: Anjaneya Techno Park, No.147, 1st Floor, HAL Old Airport Road, ISRO Colony, Kodihalli,

Bangalore KA 560008 IN

E-mail: zc.secretarial@zoomcar.com | Website: www.zoomcar.com | Ph No: 080 46003666

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into this 08 day of January, 2024 (“Execution Date”), by and between, Zoomcar India Private Limited, a company registered under the Companies Act, 1956 and having its registered office at registered office Anjaneya Techno Park, First Floor, No. 147, HAL Old Airport Road, ISRO Colony, Kodihalli, Bengaluru, 560008, India (the “Company”), and Shachi Singh (“Employee”).

The Company and the Employee are hereinafter individually referred to as a “Party” and collectively as “Parties,” as the context may require.

WHEREAS:

A.	The Company has observed that the Employee possesses the relevant experience and skills that may be employed for betterment of the Company. Accordingly, the Company desires to employ the Employee, and the Employee desires to accept the employment with the Company, on the terms and conditions set forth in this Agreement, subject to, and contingent upon the Aegis Financing being materialised (described in detail below).

B.	In the course of employment with the Company, the Employee will have access to certain Confidential Information (as defined below) that relates to or will relate to the business of the Company and will be introduced to important business contacts, and therefore, the Employee has agreed to be bound by the covenants or provisions contained herein.

NOW, THEREFORE, in consideration for the premises, mutual agreements and covenants contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which is hereby mutually acknowledged), the Parties hereby agree as follows:

1.	Employment.

1.1.	Employment and Position: The Employee shall be employed as General Counsel and Chief Legal Officer of the Company in accordance with the terms and conditions of this Agreement. The designation of the Employee may be changed by the Company at any time.

This Agreement shall supersede all prior agreements entered into by the Parties in relation to the employment of the Employee. The Employee confirms that he has no claims of whatsoever nature against the Company as on Execution Date.

1.2.	Effective Date: This Agreement shall become effective from 01st-Jan-2025 (“Effective Date”).

1.3.	Term: The Company shall employ the Employee as its General Counsel and Chief Legal Officer, and the Employee hereby agrees to serve the Company in such capacity until termination of this Agreement by either Party in terms of this Agreement (the “Employment Term”).

CIN: U63090KA2012FTC065834

2.	Duties & Responsibilities.

2.1.	Subject to the overall superintendence, control and direction of the Board and Company, the Employee shall perform such duties and responsibilities as are consistent with his designation.

2.2.	The Employee shall perform the duties and exercise the powers which the Board / Company may from time to time assign to him/her in connection with the business and operations of the Company, and their subsidiaries (collectively “Company Group”). For the purpose of this Agreement, the term “Board” means the board of directors of each of Zoomcar Holdings, Inc. and the Company.

2.3.	The Employee shall perform and discharge all duties and functions in connection with his employment hereunder in a competent and professional manner.

2.4.	The Employee shall devote all his business time and attention to the business and affairs of the Company Group and shall make best endeavours in promoting the Company Group’s interests.

2.5.	The Employee shall use his/her best efforts to promote, develop and extend the business of the Company Group and at all times and in all respects, conform and comply with the directions and regulations of the Board and the Company Group.

2.6.	The Employee shall observe the policies, procedures and practices set forth from time to time by the Company Group and undertake all such compliances that may be imposed by the Securities Exchange Board.

2.7.	The Employee shall comply with all applicable rules, regulations, administrative instructions/guidelines and policies of the Company Group in force from time to time including policies relating to leave, IT usage, travel, transfers, reimbursements, deputation etc., and applicable to the Employee / persons at the level of the Employee (“Policies”).

2.8.	The Employee shall make full and true disclosure in writing to the Company of any direct or indirect interest or benefit that he has derived or is likely to derive through or in connection with any contractual arrangements, dealings, transactions or affairs of the Company Group and/or any transactions which are or are likely to be detrimental to the Company Group’s interest.

2.9.	The Employee shall at all times keep the Board / management of the Company, promptly and fully informed of the discharge of his responsibilities and also provide such further information, written records and/or explanation required.

2.10.	The Employee agrees that he shall not be employed by or render commercial and/or professional services of any nature, give any advice, or serve in a consulting capacity, whether gratuitously or otherwise, to any Person or organization provided that the Employee may upon prior specific approval of the Board, take up non-executive / honorary positions in an independent / fiduciary capacity such as that of an independent director of a company or a trustee. For the purposes of this Agreement, “Person” shall mean any natural person, limited or unlimited liability company, corporation, partnership (whether limited or unlimited), proprietorship, Hindu undivided family, trust, union, association, government or any agency or political subdivision thereof or any other entity that may be treated as a Person under Law.

3.	Place of Work.

The Employee will be based at Bangalore, India (the “Principal Place of Employment”), but may be relocated to other locations, based on mutual agreement between the Parties. Employee’s duties may include travel to various parts of the world, often at short notice.

4.	Remuneration.

Employee’s annual salary and other compensation from the Effective Date shall be as set forth on Annexure A hereto. The salary and compensation are subject to review and modification annually by the Board / Company.

The Company shall be entitled to withhold from Employee’s monthly salary, (a) any payments due from the Employee pursuant to the provisions of this Agreement, (b) any amounts required to be withheld by any applicable taxing or other authority, or (c) any amounts loaned to the Employee by the Company or (d) any bonuses/variable pay that are contingent to certain performance metrics as may be set by the Board / management of the Company for the Employee.

5.	Policies and Practices.

The Employee agrees to abide by all the Company and Company Group rules, regulations, instructions, policies, practices, and procedures which the Company Group may amend from time to time and to indemnify, hold harmless and make good the Company Group for any loss suffered as a consequence of a breach by the Employee of the Company Group rules, regulations, instructions, policies, practices and procedures.

6.	Termination.

6.1.	Termination with Cause. The Company may, immediately and without severance pay, terminate Employee from employment with “Cause”, without prior notice or opportunity to cure, upon occurrence of any of the following events:

(i)	the commission of a crime involving moral turpitude, theft, fraud, or deceit;

(ii)	any act or omission done wilfully with the intent to harm the Company Group or its stakeholders;

(iii)	substantial or continued unwillingness to perform duties as reasonably directed by the Board / Company;

(iv)	Engaging in gross negligence, gross or deliberate, misconduct, fraud, or embezzlement in connection with the Employee Chairman’s duties;

(v)	violation of the Company Group’s policies including the insider trading policy, as in effect from time to time; or

(vi)	Breach or failure to carry out any of the obligations laid down under Clause 2 of this Agreement;

(vii)	any breach of terms and conditions of this Agreement as determined by the Board / Company.

In the event of termination with cause as per this Clause 6.1., the Employee will only be entitled to receive the accrued but unpaid salary through the date of termination. The Employee will not be entitled to any other compensation. Employee acknowledges that he/she has continuing obligations under this Agreement including, but not limited to Clause 7, in the event that he/she is terminated with Cause.

6.2.	Termination without Cause. Either Party may terminate this Agreement without Cause upon providing ninety (90) day’s written notice to the other Party. In the event of such termination, the Employee shall be entitled to receive:

(i)	Any accrued but unpaid base salary through the date of termination.

(ii)	Any bonuses or other compensation earned but not yet paid, in accordance with the Company’s incentive compensation plan and related policies.

(iii)	Severance pay equal to 90 Days of the Employee’s base salary, payable in accordance with the Company’s normal payroll practices.

6.3.	As a condition for provision of severance benefits / compensation to the Employee as described under this subsection 6.2 or otherwise agreed to be paid by the Company pursuant to this Agreement, the Employee shall execute and deliver to the Company a separation and release of claims agreement in substantially the form to be provided by the Company (the “Release”), which Release must become irrevocable within ninety (90) days following the date of the Employee’s termination of employment (or such shorter period as may be directed by the Company). Employee acknowledges Employee’s continuing obligations under this Agreement including, but not limited to Clause 7 and Clause 8, in the event that Employee is terminated without Cause.

6.4.	Termination by Employee. The Employee may terminate his/her employment by giving not less than three (3) months prior written notice of his/her intention to terminate, provided, however, that the Company may decide to end his/her employment at any time during such three (3) months’ notice period. The Employee acknowledges his/her continuing obligations under this Agreement including, but not limited to Clauses 7 and 8, in the event that the Employee terminates his/her employment with the Company.

6.5.	Board Positions upon Termination. If, as of the date that the Employee’s employment terminates for any reason, the Employee is a member of the Board (or the board of directors of any entity affiliated with the Company), or holds any other offices or positions with the Company (or any entity affiliated with the Company), the Employee shall, unless otherwise requested by the Company, immediately relinquish and/or resign from any such board memberships, offices and positions as of the date the Employee’s employment terminates. The Employee agrees to execute such documents and take such other actions as the Company may request to reflect such relinquishments and/or resignation(s).

7.	Non-Compete & Non-Solicitation Obligations.

7.1.	The Employee acknowledges that he, in the course of his employment with the Company Group may obtain access to Confidential Information and have dealings with the customers, suppliers and other stakeholders of the Company Group. The Employee acknowledges the breadth of the covenants under this Clause and acknowledges that he has various other skill sets which, if deployed by him after he ceases to be an employee of or ceases to be associated with the Company Group would be sufficient to be gainfully employed without having to compete with the Company Group. The Employee undertakes that he shall not, during the Non-Compete Period, anywhere in the world, either jointly or severally, directly or indirectly, and whether as an individual, investor, promoter, proprietor, shareholder, joint venture partner, collaborator, consultant, advisor, principal contractor or sub-contractor, director, trustee, committee member, office bearer or agent or in any other manner whatsoever, whether for profit or otherwise;

(i)	commence, engage or be concerned in any business that competes with the whole or any part of any of the current or proposed business of the Company Group;

(ii)	except on behalf of the Company Group, canvass or solicit business of a type similar to those being dealt in, or for services similar to those being provided by the Company Group from any Person;

(iii)	induce or attempt to induce any customer/client of the Company Group to cease to be a customer/client, or otherwise interfere with the relationship between such a customer/client and the Company Group (save and except actions taken during the course of his employment in what he believes to be, in the Company Group’s interest); or

(iv)	induce or attempt to induce any director of the Company, senior management personnel or key employee of the Company to leave the employment of the Company.

Nothing in this Clause 7 shall apply to any holding of shares by the Employee in a publicly listed company where his holding is for investment purposes and is less than 2% (two percent) of the capital of such company.

For the purpose of this Clause 7, “Non-Compete Period” shall mean the period in which the Employee remains in the employment of the Company Group, and for a period of 24 (Twenty Four) months after such Employee ceases to be an employee of the Company Group.

7.2.	During the Non-Compete Period, the Employee shall not anywhere in the world, either jointly or severally, directly or indirectly, and whether as an individual, investor, promoter, proprietor, shareholder, joint venture partner, collaborator, consultant, advisor, principal contractor or sub- contractor, director, trustee, committee member, office bearer or agent or in any other manner whatsoever, whether for profit or otherwise;

(1)	solicit any Person then engaged by the Company Group as an employee, full-time equivalent, officer, consultant, contractor or director or so engaged within the preceding 24 (twenty four) month period (“Existing Employee”) to leave the employment of the Company Group, and shall use its best efforts to prevent any of its related entities or Persons from taking any such action;

(2)	disclose to any third party the names, backgrounds or qualifications of any the Existing Employees or otherwise identify them as potential candidates for employment;

(3)	approach, recruit or otherwise solicit Existing Employees to work for any other employer;

(4)	persuade any Person which is a vendor / consultant of the Company Group, to cease doing business or to reduce the amount of business which any such Person has customarily done or might propose doing with the Company Group.

7.3.	The covenants in this Clause 7 and the time and other limitations with respect thereto, are reasonable as to duration and subject matter, properly required for the adequate protection of the value and goodwill of the Company Group and such limitations are reasonable with respect to the activities of the Company Group.

7.4.	It is the intention of the Parties that the provisions of this Clause 7 shall be enforced to the fullest extent permissible under the applicable law, but that the unenforceability (or the modification to conform with such applicable laws) of any provision hereof shall not render unenforceable or impair the remainder of this Clause 7. If any provision of Clause 7 shall be determined to be invalid or unenforceable, either in whole or in part, Clause 7 shall be deemed to be amended or modified, as necessary, the offending provision and to alter the remaining provisions of Clause 7 to the extent necessary to render the same valid and enforceable to the fullest extent permissible.

8.	Protective Covenants.

8.1.	The Employee covenants and agrees that during the Employee’s employment or any time after the termination of such employment, the Employee shall not directly or indirectly, reveal or disclose to third parties any and all information concerning or related to the Company Group’s business or affairs, which is considered confidential by the Company Group and which is not, at the time in question, lawfully in the public domain (“Confidential Information”), except as required by compulsory legal process or as authorized by the Company Group or as otherwise necessary for the Employee to perform his/her duties as an Employee of the Company Group. Notwithstanding the above, the Employee agrees that “Confidential Information” includes but is not limited to:

(i)	any information of a technical nature such as, but not limited to, methods, know- how, formulae, compositions, processes, discoveries, machines, inventions, research, drawings, design tolerances, materials used, performance data, compilations of information including electronic data compilations, service techniques, service documentation, manufacturing techniques, computer systems, computer architectures and computer software;

(ii)	any information of a business nature such as, but not limited to, information about cost, purchasing, profits, markets, sales, suppliers, supplier lists, customers, customer contacts and customer lists, pricing, sales volume or strategy, marketing plans, the number, names, telephone numbers, addresses, locations, job duties or compensation of Company Group sales representatives and Employees, product plans, marketing or delivery methods and techniques and financial data;

(iii)	any information pertaining to plans or future developments such as, but not limited to, mergers, acquisitions, divestitures, new facilities, closing operations, research and development or marketing or merchandising initiatives; or

(iv)	any information furnished to the Company Group on a confidential basis by customers, suppliers, business partners or members of strategic alliances, including, but not limited to, information concerning their business affairs, property, technology, methods of operation, trade secrets or other data.

The Company shall have no obligation to specifically identify any information as to which the protection of this Clause 8.1. extends by any notice or other action, and the Employee agrees that all information relating to the business of the Company Group shall be deemed Confidential Information.

“Confidential Information” shall not, however, include any information that:

(i)	Was publicly known and made generally available in the public domain prior to the time of disclosure by the Company Group;

(ii)	becomes publicly known and made generally available after disclosure by the Company Group to the Employee without any breach by the Employee of his/her obligations hereunder;

(iii)	is already in the possession of the Employee at the time of disclosure by the Company Group which is not in the nature of Confidential Information as described in Clause 8.2;

(iv)	is obtained by the Employee from a third party lawfully in possession of such information and without a breach of such third party’s obligations of confidentiality; or

(v)	is independently developed by the Employee without use of or reference to the Company’s Confidential Information.

8.2.	Employee acknowledges and understands that nothing in this Agreement limits or prohibits Employee from filing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state, or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), including disclosing documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company Group, and discussing the terms and conditions of Employee’s service relationship with others to the extent expressly permitted by Clause 8 of the National Labor Relations Act. Notwithstanding, in making any such disclosures or communications, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Confidential Information to any parties other than the Government Agencies.

8.3.	Further, notwithstanding the Employee’s confidentiality and nondisclosure obligations, the Employee is hereby advised as follows pursuant to the U.S. Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

8.4.	The Employee further agrees and undertakes:

(i)	To promptly disclose in writing to the Company all inventions, discoveries, developments, improvements, works of authorship, and innovations (collectively and individually referred to herein as “Inventions”) whether patentable or not, which are conceived or made by the Employee, either alone or jointly with others, during the period of employment with the Company, whether or not made or conceived during working hours which:

a)	relate in any manner to the existing or contemplated business or research activities of the Company Group, or

b)	are suggested by or result from the Employee’s work at the Company; or

c)	result from the use of the Company Group’s time, materials, technology, or facilities; and that all such Inventions shall be the exclusive property of the Company Group.

(ii)	To execute assignments, at the Company’s request and expense, to any such Inventions and execute, acknowledge, and deliver such other documents and take such further action as may be considered necessary by the Company Group at any time during or subsequent to the Employee’s period of employment with the Company to obtain and defend patents in any and all countries or to vest title in such Inventions in the Company Group or its successors and assigns. The Employee agrees to keep and maintain adequate and current written records of all Inventions made by the Employee (solely or jointly with others) during the terms of his employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company Group at all times.

(iii)	To assist the Company Group, or its designee, at the Company’s expense, in every proper way to secure the Company Group’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company Group, its successors, assigns, and nominees the sole and exclusive rights, the title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. The Employee further agrees that the Employee’s obligation to execute or cause to be executed, when it is in the power of the Employee to do so, any such instrument or papers shall continue after the expiration or termination of the Employee’s employment with the Company. If the Company is unable because of the Employee’s mental or physical incapacity or for any other reason to secure his/her signature to apply for or to pursue any application for any patents or copyright registrations covering Inventions or original works of authorship assigned to the Company Group as above, then the Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Employee’s agent and attorney in fact, to act for and in the Employee’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by the Employee.

8.5.	During and after the Employment Term, to not remove from the Company Group’s premises any documents, records, files, notebooks, correspondence, computer printouts, computer programs, computer software, price lists, microfilm, or other similar documents containing Confidential Information, including copies thereof, whether prepared by him/her or others, except as his/her duty shall require, and in such cases, will promptly return such items to the Company Group. Upon termination of his/her employment with the Company, the Employee shall deliver promptly to the Company all documents, records, files, notebooks, correspondence, computer printouts, computer programs, computer software, price lists, microfilm, or other similar documents containing Confidential Information, including copies thereof, which are the property of the Company Group or which relate in any way to the business, products, practices or techniques of the Company Group, and all other property, trade secrets, Confidential Information of the Company Group, which in any of these cases are in his/her possession or under his/her control.

8.6.	That the covenants contained in this Clause 8 shall be construed as a series of separate and severable covenants. The Employee and the Company agree that if in any proceeding, any court or tribunal shall refuse to enforce fully any covenants contained herein because such covenants cover too extensive a geographic area or too long a period of time or for any other reason whatsoever, any such covenant shall be deemed amended to the extent (but only to the extent) required by law. Each Party acknowledges and agrees that the services to be rendered by the Employee to the Company hereunder are of a special and unique character. Each Party shall have the right to injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement.

8.7.	The Employee shall devote all of his/her professional and business time, attention and energies to his/her duties and responsibilities as provided hereunder. During the Employment Period, the Employee shall not hold any other executive, managerial or directorial positions or responsibilities in any entity other than the Company Group without the prior written approval of the Company. The Employee acknowledges that his/her primary duties are to the Company Group.

9.	Representations and Warranties.

9.1.	In return for the consideration described in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as a condition precedent to the Company entering into this Agreement, and as an inducement to the Company to do so, the Employee hereby represents, warrants, and covenants as follows:

(i)	The Employee has executed and delivered this Agreement as his/her free and voluntary act, after having determined that the provisions contained herein are of a material benefit to him/her, and that the duties and obligations imposed on him/her hereunder are fair and reasonable and will not prevent him/her from earning a comparable livelihood following the termination of his/her employment with the Company.

(ii)	The Employee has read and fully understood the terms and conditions set forth herein, has had time to reflect on and consider the benefits and consequences of entering into this Agreement, and has had the opportunity to review the terms hereof with an attorney or other representative, if he/she so chooses.

(iii)	The execution and delivery of this Agreement by the Employee does not conflict with, or result in a breach of, or constitute a default under, any agreement or contract, whether oral or written, to which the Employee is a party or by which the Employee may be bound.

(iv)	The Employee has no right, title or interest in any Inventions that relate to the Company Group’s business, or actual or demonstrably anticipated research or development of the Company Group.

10.	Specific Performance.

The Employee acknowledges and agrees that this Agreement, including, without limitation, the restraints imposed upon him/her pursuant to Clause 7 and Clause 8 hereto do not constitute an agreement by which the Employee is restrained from exercising a lawful profession, trade, or business of any kind. The Employee acknowledges and agrees that any breach or anticipated or threatened breach of any of the Employee’s covenants contained in this Agreement specifically Clauses 7, 8 and 9 hereto, will result in irreparable harm and continuing damages to the Company Group and its business and that the Company Group’s remedy at law for any such breach or anticipated or threatened breach will be inadequate and, accordingly, in addition to any and all other remedies that may be available to the Company Group at law or in equity in such event, any court of competent jurisdiction may issue a decree of specific performance or issue a temporary and permanent injunction, without the necessity of the Company Group posting bond or furnishing other security and without proving special damages or irreparable injury, enjoining and restricting the breach, or threatened breach, of any such covenant, including, but not limited to, any injunction restraining the Employee from disclosing, in whole or part, any Confidential Information. The Employee acknowledges the truthfulness of all factual statements in this Agreement and agrees that he/she is estopped from and will not make any factual statement in any proceedings that is contrary to any covenants of this Agreement or any part thereof. The Parties also agree that the prevailing Party shall be entitled to reimbursement for costs and expenses, including reasonable attorneys’ and accountants’ fees, incurred in successfully enforcing or defending, as the case may be, such covenants.

11.	Notices.

All notices required or permitted to be given under the provisions of this Agreement shall be in writing and delivered personally, or by email, or by certified or registered mail, return receipt requested, postage prepaid, or given by a nationally recognized courier service providing for proof of delivery to the following persons at the following addresses, or to such other persons at such other addresses as any Party may request by notice in writing to the other Party to this Agreement:

If to Employee:

Address:	[***]

Email:	shachi.singh@zoomcar.com /	[***]

If to the Company:
Attn: Board of Directors,
Address: Anjaneya Techno Park, First Floor, No. 147, HAL Old Airport Road, ISRO Colony, Kodihalli, Bengaluru, 560008, India.
Email: legal@zoomcar.com

12.	Waiver of Breach.

A waiver by the Company of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver or estoppel of any subsequent breach by the Employee. No waiver shall be valid unless in writing and signed by an authorized officer of the Company.

13.	Assignment.

The Employee acknowledges that the services to be rendered by him/her are unique and personal. Accordingly, while employed by the Company, the Employee may not assign any of his/her rights or delegate any of his/her duties or obligations under this Agreement without the prior written consent of the Board.

14.	Entire Agreement.

This Agreement sets forth the entire and final agreement and understanding of the Parties and contains all of the agreements made between the Parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements (including the Prior Agreement), either oral or in writing, between the Parties hereto, with respect to the subject matter hereof. No change or modification of this Agreement shall be valid unless in writing and signed by the Parties.

15.	Survival.

The provisions of Clauses 7, 8, 9, 10, 17, 18 and this Clause 15 of this Agreement shall survive the termination of Employee’s employment with the Company for any reason.

16.	Binding Effect.

This Agreement shall inure to the benefit of, and may be enforced by, the Company Group, its subsidiaries, successors and assigns and shall be binding upon the Employee, Employee’s respective heirs, executors, administrators, devisees, legal representatives, successors and permitted assigns.

17.	Severability.

If any provision of this Agreement shall be found invalid or unenforceable for any reason, in whole or in part, then such provision shall be deemed modified, restricted, or reformulated to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified, restricted, or reformulated or as if such provision had not been originally incorporated herein, as the case may be. The Parties further agree to seek a lawful substitute for any provision found to be unlawful; provided, that, if the Parties are unable to agree upon a lawful substitute, the Parties desire and request that a court or other authority called upon to decide the enforceability of this Agreement modify those restrictions in this Agreement that, once modified, will result in an agreement that is enforceable to the maximum extent permitted by the law in existence at the time of the requested enforcement.

18.	Governing Law.

This Agreement and any controversy arising out of or relating to this Agreement shall be governed by the internal law of the State of Delaware, without giving effect to principles of conflicts of law.

19.	Dispute Resolution.

Any dispute or controversy arising out of or relating to this Agreement shall be, subject to the jurisdiction of courts of State of Delaware alone. Notwithstanding the foregoing, nothing contained herein shall be deemed to prevent either Party from seeking and obtaining injunctive and equitable relief from any court of competent jurisdiction without the posting of any bond or other security.

20.	Headings.

The headings in this Agreement are inserted for convenience only and are not to be considered a construction of the provisions hereof.

21.	Counterparts.

This Agreement may be executed in several counterparts, each of which shall be considered on original, but which when taken together, shall constitute one agreement.

IN WITNESS HEREOF, the Parties have set their hand and seal as of the date first set forth below.

For the Company		For the Employee

/s/ Hiroshi Nishijima		/s/ Shachi Singh
By:	Hiroshi Nishijima	By:	Shachi Singh
Title:	Chief Executive Officer	Date:	01/08/25
Date:	01/08/25

ANNEXUREA

1.	CTC. On and from the Effective Date, the Employee shall receive a gross annual remuneration amounting to INR 8500000 (“Cost-to-Company”), the break-up and structure of which is set out below. The Board may vary the Employee’s Cost-to-Company or any component thereof from time to time.

Annual CTC	85,00,000
Annual Variable Compensation-5% of CTC (Applicable if CTC more than 6L)	4,25,000
Annual Fixed Compensation-95% of CTC	80,75,000
Monthly Fixed Cash Compensation	6,72,917.00
CTC
Salary Breakup	Monthly	Annualized
Basic salary @50% of CTC	3,36,459	40,37,508
HRA @40% of Basic (If it is Metro 50%)	1,68,230	20,18,760
Statutory Bonus	-	-
Special Allowance	1,27,853	15,34,236
A. GROSS EARNINGS	6,32,542	75,90,504
PF EMPLOYER CONTRIBUTION
Employer Contribution to PF @ lower of 12% on Basic	40,375	4,84,500
TOTAL MONTHLY CTC	6,72,917	80,75,004
EMPLOYEE DEDUCTIONS
Employee PF Contribution @ lower of 12% on Basic	40,375	4,84,500
Professional Tax	200	2,400
B. TOTAL GROSS DEDUCTIONS BEFORE TDS	40,575	4,86,900
C. NET PAY (SUBJECT TO TDS] - (A - B)	5,91,967	71,03,604

2.	Expenses. The Company shall reimburse all business-related expenses incurred by the Employee in the performance of his duties hereunder, including those incurred in connection with business-related travel, boarding and lodging, telecommunications and entertainment in accordance with Company’s Policies in this regard.

3.	Benefits. The Employee’s entitlement to the benefit schemes of the Company shall be in accordance with the applicable law and as per Company policies in force from time to time. The Employee is entitled to join the benefit schemes of the Company, which may include health or other insurance packages, if the Company decides to offer these to its Employees. The Employee understands that, if offered, the terms of these schemes may be changed from time to time by the Company and agrees to keep himself/herself informed of the same.